UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 19, 2019

TCG BDC II, Inc.
(Exact name of registrant as specified in charter)

Maryland	No. 814-01248	81-5320146
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 40th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 813-4900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain         Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2019, the Board of Directors (the “Board”) of TCG BDC II, Inc. (the “Company”) appointed Linda Pace as the Company’s President, effective immediately. The Board intends to appoint Ms. Pace as the Company’s Chief Executive Officer and Chairman of the Board, effective December 31, 2019, the previously announced effective date of the resignation of Michael A. Hart as the Company’s Chief Executive Officer and the Chairman of the Board.
Ms. Pace, 57, is a Managing Director and Partner of The Carlyle Group, L.P (“Carlyle”) and the Global Head of Loans and Structured Credit. She also serves as a member of the investment committee of Carlyle Global Credit Investment Management L.L.C., the Company’s investment adviser. Ms. Pace was previously responsible for portfolio management for Carlyle High Yield Partners, deploying capital into the U.S. market in cash and synthetic form.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC II, Inc.

By:	/s/ Venugopal Rathi
Name:	Venugopal Rathi
Title:	Treasurer

Date: June 20, 2019

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